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                                                                 EXHIBIT 21
                        LIST OF SIGNIFICANT SUBSIDIARIES

The following are the significant subsidiaries of the Registrant included in the Registrant's consolidated financial statements at December 31, 1996. Other subsidiaries are not listed because such subsidiaries are inactive and in the aggregate are not considered to constitute a significant subsidiary.

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                                                            Jurisdiction under               Percent of  voting securities
                                                             which organized                       owned  by Registrant
                                                             ---------------                 -----------------------------
InterBold                                                       New York                                  70%(1)

Diebold Holding Company, Inc.                                   Delaware                                 100%

The Diebold Company of Canada Limited                           Canada                                   100%

Diebold of Nevada, Inc.                                         Nevada                                   100%

Diebold Investment Company                                      Delaware                                 100%

DBD Investment Management Company                               Delaware                                 100%

VDM Holding Company, Inc.                                       Delaware                                 100%

Diebold Foreign Sales Corporation                               St. Thomas, U.S. Virgin Islands          100%(2)

Diebold Credit Corporation                                      Delaware                                 100%

Diebold Finance Company, Inc.                                   Delaware                                 100%(2)

Diebold International Limited                                   United Kingdom                           100%

Diebold Pacific, Limited                                        Hong Kong                                100%

InterBold Pacific Limited                                       Hong Kong                                 70%(3)

InterBold Germany GmbH                                          Germany                                   70%(3)

InterBold Singapore Pte Ltd                                     Singapore                                100%(4)

Interbold Technologies, Inc.                                    Delaware                                  70%(3)

ATM Finance, Inc.                                               Ohio                                     100%

Diebold Mexico Holding Company, Inc.                            Delaware                                 100%

Diebold Latin America Holding Company, Inc.                     Delaware                                 100%

Diebold HMA Private Limited                                     India                                     50%

Diebold Mexico, S.A. de C.V                                     Mexico                                   100%(5)

DBD Resource Leasing, S.A. de C.V                               Mexico                                   100%(6)

Diebold OLTP Systems, C.A                                       Venezuela                                 50%

Diebold OLTP Systems, A.V.V                                     Aruba, Dutch West Indies                  50%

Starbuck Computer Empire, A.V.V                                 Aruba, Dutch West Indies                  50%

China Diebold Financial Equipment Company LTD. (China)          Peoples Republic of China                 65%

Central Security Systems, Incorporated                          Hawaii                                   100%

MedSelect Systems, Incorporated                                 Delaware                                 100%

Diebold Texas, Incorporated                                     Texas                                    100%

Griffin Technology Incorporated                                 New York                                 100%

Mayfair Software Distribution, Inc.                             Delaware                                 100%(7)

(1)  70% of partnership interest is owned by Diebold Holding Company, Inc. which is 100% owned by the Registrant.

(2)  100% of voting securities are owned by Diebold Investment Company which is 100% owned by the Registrant.

(3)  100% of voting securities are owned by InterBold which is 70% owned by Diebold Holding Company, Inc.; Diebold Holding
     Company, Inc. is 100% owned by the Registrant.

(4)  100% of voting securities are owned by InterBold Pacific Limited, which is 100% owned by InterBold.

(5)  100% of voting securities are owned by Diebold Mexico Holding Company, Inc. which is 100% owned by the Registrant.

(6)  100% of voting securities are owned by Diebold Mexico, S.A. de C.V. which is 100% owned by Diebold Mexico Holding Company, Inc.

(7)  100% of voting securities are owned by MedSelect Systems, Inc. which is 100% owned by the Registrant.
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